Exhibit 5.1

May 14, 2020

Akers Biosciences, Inc.

201 Grove Road

Thorofare, NJ 08086

Ladies and Gentlemen:

We have acted as counsel to Akers Biosciences, Inc., a New Jersey corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) of the Company’s prospectus supplement, dated May 14, 2020 (the “Prospectus Supplement”), forming part of the registration statement on Form S-3, Registration No. 333-234449, initially filed by the Company with the Commission on November 1, 2019, as thereafter amended or supplemented, declared effective on April 7, 2020 (the “Registration Statement”). The Prospectus Supplement relates to the proposed sale of 1,366,856 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), pursuant to that certain Securities Purchase Agreement, dated May 14, 2020, by and among the Company and the investor named therein (the “Securities Purchase Agreement”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the amended and restated certificate of incorporation and bylaws, each as amended and/or restated as of the date hereof, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the Prospectus Supplement, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the Prospectus Supplement and the base prospectus, dated April 7, 2020, included in the Registration Statement (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), (v) the Securities Purchase Agreement, (vi) the specimen Common Stock certificate, (vii) a certificate executed by an officer of the Company, dated as of the date hereof, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the New Jersey Business Corporation Act, as currently in effect.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Securities Purchase Agreement approved by the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission. We further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP

Attorneys and Counselors

30 Rockefeller Plaza

26th Floor

New York, New York 10112

T (212) 659-7300

F (212) 918-8989

www.haynesboone.com